Exhibit 3

CERTIFICATE OF AUTHOR

I, Erika Dawn Stoner, P. Eng., having an address at #16 Agrium Road, Vanscoy, Saskatchewan, Canada S0L 3J0, do hereby certify that:

I am Superintendent, Mine Engineering at Agrium’s Vanscoy Potash Operations site, and am one of the coauthors of the report titled “National Instrument 43-101 Technical Report on Vanscoy Potash Operations” dated February 15th, 2012 (the “Technical Report”).

I graduated with a degree in mine engineering from the University of British Columbia in 2000.

I am a member of the Association of Professional Engineers and Geoscientists of Saskatchewan and the Canadian Institute of Mining, Metallurgy and Petroleum.

I have worked as a mine engineer for a total of 12 years since my graduation from university.

I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.

I am responsible for the preparation of sections 1 through 3, 13 and 16 through 28 and the four administrative sections at the start (Date & Signature, Table of Contents, List of Tables, List of Figures and List of Illustrations) of the Technical Report relating to the Agrium VPO site and associated lands.

As of the date hereof, to the best of my knowledge, information and belief, this Technical Report contains all scientific and technical information that is required for the purposes of NI 43-101 to be disclosed in order to make this Technical Report not misleading.

I have worked on the Vanscoy Potash Operations site for 10.5 years between April 2000 through January 31st, 2012 in the areas of mine planning, underground mine geology, underground rock mechanics, mineral processing testwork, process optimization, capital projects and underground supervision.

I am not independent of the issuer for the purposes of NI 43-101.

I have read NI 43-101, Form 43-101F1, and the Technical Report, and certify that the Technical Report has been prepared in compliance with NI 43-101 and Form 43-101F1.

Dated this 15th day of February, 2012.

“Erika Stoner”	“Signed and Sealed”
Signature of Qualified Person

Erika D. Stoner, P.Eng.

The original author signed and sealed documents are kept in office.

AGRIUM
VANSCOY POTASH OPERATIONS
1